Exhibit 99.1

CONTACT:

Purple Communications, Inc.

Laura Kowalcyk

CJP Communications

lkowalcyk@cjpcom.com

212-279-3115 x209

PURPLE COMMUNICATIONS™ ANNOUNCES RESULTS OF ANNUAL

SHAREHOLDER MEETING

Hands On VRS Founder Ronald E. Obray Joins Purple’s Board of Directors

NOVATO, CA – April 30, 2009 – Purple Communications, Inc. ( “Purple” or “the Company”) (NASDAQ: PRPL), one of the nation’s leading providers of text and video relay and on-site interpreting services, announced the results of its annual shareholder meeting held today.

Purple’s shareholders approved the Board’s proposed slate of seven directors and have ratified the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm.

Separately, the Company’s Board of Directors has appointed Behdad Eghbali, partner of Clearlake Capital Group, to serve as its Chairman and Ronald E. Obray, founder of Hands On VRS, as Vice Chairman.

“After a year of integration and the completion of the work to enhance the Company’s technology and operational infrastructures, we are delighted to have Ronald Obray more involved with the Company,” said Dan Luis, Purple’s Chief Executive Officer. “Ron’s involvement with the board will further strengthen the Company’s commitment to remain connected to the deaf and interpreting communities.”

“I am honored to join Purple’s board and excited to support the Company and its management team in remaining focused on its relationship with the community and delivering high quality interpreting through innovative technology,” said Ronald Obray. “After taking a year off to be with my family and recharge, I am more passionate than ever about ensuring the Company remains committed to a quality customer experience.”

Directors approved by shareholders include;

•	Steven Chang – partner and co-founder of Clearlake Capital Group.

•	Behdad Eghbali – partner and co-founder of Clearlake Capital Group.

•	Steven Eskenazi – former Managing Director/Managing General Partner WaldenVC II LP and Walden Media & Information Technology LP.

•	Christopher Gibbons – former CIO of Microsoft and CTO of e-Stara Group.

•	Daniel Luis – Purple’s Chief Executive Officer.

•	William M. McDonagh – venture partner with WaldenVC and former president and chief operating officer of Broderbund Software, Inc.

•	Ronald E. Obray – founder Hands On Sign Language Services and Hands On Video Relay Services.

Stepping down from the Board but continuing in other roles of support for the Company are Aaron Dobrinsky, founder of GoAmerica and former Chairman of Purple, and Edmond Routhier, continuing President of Purple.

“I look forward to continuing my involvement with the Company as it embarks on new areas of growth and opportunity,” said Aaron Dobrinsky, outgoing Chairman of the Board. “GoAmerica has evolved significantly during the 14 years since its founding and it has been my pleasure to see the Company through this last transition to become Purple Communications.”

About Purple®

Purple Communications is a leading provider of onsite interpreting services, video relay and text relay services, and video remote interpreting, offering a wide array of options designed to meet the varied communication needs of its customers. The Company’s vision is to enable free-flowing communication between people, inclusive of differences in abilities, languages, or locations. For more information on the Company or its services, visit www.purple.us or contact Purple Communications directly by voice at 415-408-2300, by Internet relay by visiting www.i711.com or www.ip-relay.com, or by video phone by connecting to hovrs.tv.

Safe Harbor

The statements contained in this news release that are not based on historical fact — including statements regarding the anticipated results of the transactions described in this press release — constitute “forward-looking statements” that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “estimate”, “anticipate”, “continue”, or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve risks and uncertainties, including, but not limited to: (i) our ability to integrate the businesses and technologies we have acquired; (ii) our ability to respond to the rapid technological change of the wireless data industry and offer new services; (iii) our dependence on wireless carrier networks; (iv) our ability to respond to increased competition in the wireless data industry; (v) our ability to generate revenue growth; (vi)

our ability to increase or maintain gross margins, profitability, liquidity and capital resources; and (vii) difficulties inherent in predicting the outcome of regulatory processes. Such risks and others are more fully described in the Risk Factors set forth in our filings with the Securities and Exchange Commission. Our actual results could differ materially from the results expressed in, or implied by, such forward-looking statements. Purple Communications™ is not obligated to update and does not undertake to update any of its forward looking statements made in this press release. Each reference in this news release to “Purple®”, the “Company” or “We”, or any variation thereof, is a reference to Purple Communications™, Inc. and its subsidiaries.

“GoAmerica”, “i711”, the “i711.com” logo, “Relay and Beyond”, and “Hands On Video Relay Service” are registered trademarks of Purple Communications, Inc. “Purple”, “Powered by Purple”, “IP-Relay.com”, “hovrs” are trademarks and service marks of Purple Communications, Inc. Other names may be trademarks of their respective owners.

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